[LASON LOGO]


FOR IMMEDIATE RELEASE:                           Contact: William C. Brooks
                                                        313-961-5773

LASON MAKES ANNOUNCEMENTS

TROY, MICH., MARCH 26, 2001--William C. Brooks, Chairman of LASON Inc., today announced that John Messinger has resigned his positions as President, Chief Executive Officer and Chief Operating Officer and Director of the Company, and that the Company is initiating a search for a permanent replacement. Messinger will serve as a consultant to LASON during the transition as his services are needed.
         Allen J. Nesbitt, a Director and former President of the Company and its predecessor from its inception in 1985 until April 1997, was appointed interim President and CEO by the Board of Directors. He will serve until the search for a permanent replacement is completed. Together, with Chief Financial Officer Ronald Risher, Nesbitt will assume responsibility for the Company's day-to-day operations.
         LASON has also informed the U.S. Securities and Exchange Commission and U.S. Attorney for the Eastern District of Michigan of accounting irregularities and system deficiencies that affected certain portions of the Company's financial statements. Some of these items were material to LASON's financial statements for at least the third quarter of 1999 and may also have been material to statements for other periods. The irregularities and deficiencies were found in accounting records of the Company's North American operations.
         A Special Committee of the Lason Board of Directors determined that these irregularities and deficiencies may have occurred during some periods between late 1997 and 1999. The Committee also found that LASON's financial statements for at least the third quarter of 1999 requires restatement. The extent of any restatements has not been quantified and will be further evaluated by the Company with assistance from its outside auditors. The Committee does not believe that any such irregularities have extended beyond the first half of 2000.
         LASON Chairman, William Brooks, commented: "We have confidence in the management team to take this Company forward. Management's top priority is to stabilize and enhance the Company's financial performance and continue our focus on our core business. We look forward to the support and cooperation of our lenders, customers and employees; all whom have a vested interest in the financial turnaround of this Company."

ABOUT THE COMPANY
         LASON is a leading provider of integrated information management services, transforming data into effective business communication, through capturing, transforming and activating critical documents. LASON has operations in the United States, Canada, Mexico, India, Mauritius and the Caribbean. The company currently has over 85 multi-functional imaging centers and operates over 60 facility management sites located on customers' premises. LASON can be found on the World Wide Web at http://www.lason.com/.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the Company's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices, (viii) reliability of the Company's data, (ix) volatility of the Company's stock price,
(x) changes in the business services outsourcing industry, (xi) significance of intangible assets, (xii) changes related to compensatory stock options, (xiii)



[LASON LOGO]

management's ability to successfully complete its restructuring and repositioning initiatives, (xiv) any financial and legal effect of the class action litigation, and (xv) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.
                                      ###